EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


TXU Corp.:

We consent to the incorporation by reference in Registration Statement No. 333-32833 on Form S-8 of our report dated September 6, 2002, appearing in this Annual Report on Form 11-K of the TXU Deferred Compensation Plan for Outside Directors for the year ended June 30, 2002.


/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
September 26, 2002